Exhibit 99.2

IAA Q3 2022 Earnings Management Remarks

John Kett, CEO

Before walking through the quarterly results, I’d like to first highlight the exciting news in this morning’s press release announcing that we have signed a definitive agreement under which Ritchie Bros. Auctioneers Incorporated (“Ritchie Bros.”) will combine with IAA.

Together we will create a leading global marketplace for commercial and automotive assets that offers greater liquidity – driving improved overall returns for our sellers. With operations in 12 countries, including the U.S., Canada, Australia, the United Arab Emirates, and the Netherlands, we can further accelerate growth in international buyer development and in enhancing ancillary services such as transportation and finance.

IAA’s industry-leading technology platform will be further enhanced to support this expanded marketplace. On behalf of everyone at IAA, I could not be prouder of our team for putting us in a position to join forces with a world-class leader such as Ritchie Bros., and I’m excited for the extraordinary benefits and opportunities it will bring to our sellers, buyers, employees, and partners.

Now, with respect to our recent performance and response to Hurricane Ian in the Southeast US: it was clear from the start that our response effort was only made possible by the consistent preparation activities of our CAT response team, the significant investment we have made in both real estate and technology, and the decades of collective knowledge and experience IAA brings to the table.

Throughout the Ian response process, our access to information and visibility into our operations, capacity and logistical network was exceptional, enabling IAA to respond quickly and with precision to this historic storm – the first ever to make three landfalls. And thanks to our Flexible Capacity Model, including our investment in land in catastrophe-prone markets and our exclusive agreement with NASCAR, our expansive footprint gave us significant capacity across the state with close proximity to all the impacted regions. Customer feedback has been extremely positive to our response.

We began tracking the storm very early in the process, preparing our team and resources to deploy at a moment’s notice. Our call centers immediately began contacting owners to get their vehicles released and cleared for pickup within hours of assignments coming in. Hundreds of IAA towers were on the road picking up released vehicles throughout the impacted areas only a few hours after the storms had passed. 95% of damaged vehicles from Ian were checked through our Vehicle Inspection Services, speeding up the total loss determination process and getting vehicles to market faster than ever before.

As a result of this accelerated process, we are already selling CAT vehicles on our platform and delivering returns for our customers at this critical time. We are also already taking key learnings from Ian and will incorporate them into our CAT process, ensuring continuous improvement in our response strategy to future severe weather events. We are proud that the hard work and dedication of our team has helped accelerate the recovery effort for our providers and their policyholders.

Now, a review of some highlights from our third quarter results as well as our continued progress against our strategic initiatives.

Revenue in the third quarter increased 18.3% year-over-year, and Organic revenue grew by approximately 11% during the period. We were pleased that our U.S. volume grew 2.5% in Q3 2022 versus the prior year quarter, excluding the loss from the top customer we’ve discussed in the past. We are also encouraged by the progress we are seeing with several insurance carriers in the U.S.

However, similar to the second quarter, we experienced several industry headwinds in the third quarter. Organic insurance volumes were down during the period due to a lower total loss rate compared to the prior year caused by elevated actual cash values (“ACVs”) driven by high retail used car prices. Continued low inventory in both new and wholesale vehicle markets impacted our Dealer Commercial and Consumer (“DCC”) volume.

Looking at the macro pricing environment, while both retail and wholesale used car prices have moderated from record highs over the past few months, they still provide a favorable backdrop for continued RPU strength due to the significant demand for the vehicles we sell and their corresponding parts. Nothing has changed in our view that we expect to see secular long-term growth in repair costs as both vehicle parts and repair processes are impacted by increasing technology complexity. This should bode well for future, long-term growth in total loss rates, and, in turn, industry volumes, especially if used car prices continue to moderate.

Although we continue to experience inflationary cost pressures – primarily in towing and branch labor – we were pleased to see some costs stabilize during the quarter. Diesel prices plateaued in the quarter, partially reducing this ongoing headwind. And while labor costs remain historically high, particularly in certain areas of the U.S., we have seen them stabilize overall. We remain focused on offsetting higher costs by driving operational efficiencies throughout the organization and will continue to invest in automation of manual tasks and processes to increase resource efficiency. We have streamlined the vehicle life cycle process, from towing to titling, to achieve efficiency gains and enhanced service levels.

Now, an update on our strategic initiatives, as we remain focused on delivering value through a frictionless offering and experience for our sellers and our buyers.

Starting on the supply side, we continue to expand beyond salvage and provide value to our customers by taking a “digital first” approach in all that we do. As insurance carriers look for frictionless environments and straight-through processing, IAA’s positioning in the marketplace for unique and differentiated offerings provides us with a key strategic advantage that is becoming more evident every day. As the following examples illustrate, we can now handle and process a vehicle without the need for provider involvement.

First, our Loan Payoff product continues to be the market leader and a significant competitive differentiator in our industry. It has only been possible because of IAA’s deep relationships with numerous leading financial institutions. We are the only company to offer direct digital integration and settlement with all the major financial institutions, while our competitors continue to rely on human call centers without the ability to provide electronic settlement. This product is only scalable when you can settle the funds digitally, as only IAA can, and by doing so we are further automating the total loss claims and meaningfully driving greater efficiency within it. Thus far in 2022, we have already surpassed $2 billion in loans transacted – by far the most in the industry. Customer benefits include cost savings through compressed settlement cycle times, lower rental car costs, workforce streamlining and better overall customer experience. In addition to being the only company in the industry to provide lenders 100% access, IAA has the only digital solution for negative equity loans, which are becoming more prevalent as interest rates rise and loan lengths increase.

We also took another step forward with the expansion of our Inspection Services, a digital solution for remote vehicle inspections and appraisals – that is now available across all 50 states in the US, offering the most complete coverage in the industry. Insurance carriers are provided with high-resolution images and reports with all the information they need, without having to deploy an appraiser to the field. Expediting the appraisal process helps insurers settle with vehicle owners faster, reducing rental car costs, storage fees and cycle times.

A third innovation to highlight is our Quick Tow product, which leverages our data analytics to identify specific vehicles ready for pick-up and streamlines the release process to eliminate a phone call to the policy holder or storage location. The Quick Tow process has been expedited further with the use of e-Checks to pay advanced towing and storage charges – eliminating the inefficiencies inherent in a traditional paper check process. Leveraging technology and process innovations like Loan Payoff, Inspection Services, Quick Tow and e-Checks, our digital-first strategy is driving greater efficiencies and cost savings by allowing more volume to flow through our platform in an automated way. We will continue to identify ways to further automate the selling process going forward.

Moving now to the demand side of our market, during the quarter we released IAA Custom Bid, an automated bidding tool for low-end vehicles that makes it easier for buyers to place bids. The results of the pilot showed a substantial increase in selling prices on these low-end vehicles and a more efficient purchasing process for buyers. Research shows providing buyers greater detail and vehicle specificity leads to higher selling prices, and Custom Bid has allowed us to do this providing significant value for the marketplace. We expect to fully deploy the product in the months ahead.

Another third quarter win was our integration with the leading registration system used by whole car auction companies. This is a benefit to our DCC customers as buyers of their units tend to purchase in the traditional used car market as well. IAA is the first integrated salvage company connected to the platform, which will completely automate the process of registering and renewing dealer buyers. We have already seen thousands of dealers use this process, increasing efficiency in registration and renewal, as well as generating cost savings.

Lastly, we have significantly expanded our financing partnerships, allowing IAA to finance a growing percentage of our transactions, setting us apart from most, if not all, of the competitors in our industry.

Each of these initiatives is consistent with our focus on delivering a frictionless customer experience and we are excited to continue delivering on them going forward.

In addition to enhancing our buyers' experience, we are also continuing to expand our overall network of international buyers, which grew by 4% year over year.

During the third quarter, we opened new market alliance locations driving further demand – in Mexico, Nigeria, and the Middle East, which represent three of our top international markets overall. We will continue to identify ways to further enhance and expand our international buyer network.

Next, turning to our international business.

During the third quarter we faced a series of headwinds in the UK that impacted our financial results. First, on a macro level, the overall UK market was relatively soft during the period, fueled by many of the same dynamics we saw in the U.S., including a lower total loss rate. Used car prices also declined faster than we had anticipated, leading to a significant gap between pre-accident value and sales price. This gap had an even more pronounced impact on our results because a majority of our UK business is under a purchase model where we take ownership of the vehicle, causing profitability challenges in a falling used car price market. In addition to macro factors, we continued to experience the short-term effects of onboarding new volume at SYNETIQ.

As we discussed on our last call, there is a negative EBITDA impact of onboarding new volume from the exclusive agreement SYNETIQ secured with one of the top five UK insurance providers following our acquisition. However, the transition has taken longer than initially expected, with processing being slowed by market labor shortages that have caused a significant short-term constraint on our dismantling capacity. In response to the slower-than-expected processing times, during the quarter we expanded our operational resources to help expedite the auction and dismantling processes for this additional volume.

We are pleased that these efforts have driven meaningful operational improvement over the past several weeks, but we need to see continued progress. As a result, we launched an operational improvement plan in the UK that focuses on implementing IAA global best practices in a variety of areas – including the check-in and imaging process – as well as increasing parts sales, addressing labor shortages to increase dismantling capacity, more effectively managing owned inventory and, ultimately, improving the conversion rate on our vehicles. We will remain laser focused on improving our operational integration in the weeks and months ahead.

Despite these short-term challenges, we remain confident and excited about the long-term growth opportunity in the UK. Since the SYNETIQ acquisition, we have enhanced our industry relationships, expanded our geographic footprint, and continue to see tremendous demand for dismantling and green parts services. IAA’s state-of-the-art auction platform and SYNETIQ’s capability in used parts and dismantling has created a market-leading offering that provides the broadest options to maximize proceeds for customers.

We are also excited to see our market-leading Canadian business continue to improve. Volumes steadily grew throughout the third quarter and proceeds have remained strong. While assignments are still below 2019 levels in Canada, we are excited with the progress we have seen throughout this year.

Our next initiative, strategically building real estate capacity throughout our global footprint, remains one of our most important commitments to servicing our clients and meeting growing demand.

During the quarter we completed a branch expansion and started construction on a new branch in Indiana, more than doubling IAA’s capacity in the state. We also announced new branches in Hawaii, Florida, and New Jersey. Each of these expansions or new branches reflects our continued focus on strategically investing in properties where we see a long-term benefit and attractive return on capital.

In conclusion, I want to say how proud I am of our team’s ongoing commitment to sustainability, which has been IAA’s core mission for 40 years. Throughout that time, we have been at the forefront of the Circular Economy, helping people around the world secure, recycle and reuse materials that would otherwise be discarded. The end result is keeping vehicles and parts out of landfills, reducing the need for new mining and manufacturing, and extending the lifecycle of existing resources.

I also want to thank all our employees for their continued dedication and focus on executing our strategic initiatives and creating the frictionless buyer and seller experience that the market demands. We are working harder than ever to overcome the macro headwinds in our industry and aggressively attacking the growing pains we are experiencing in the UK. We will overcome these challenges because we have the best people in the industry who possess the knowledge, skills, and dedication necessary to deliver on our goals.

Lastly, I want to reiterate my excitement about our planned combination with Ritchie Bros. to form the world’s leading marketplace for commercial and automotive assets. Our united future is bright, and I look forward to updating our shareholders, customers and buyers as the process moves forward.

Susan Healy, CFO

These remarks include information about our adjusted non-GAAP results and touch on some key highlights. Please see our earnings press release for more details on our financial performance and our methodology when calculating non-GAAP results. See also “Non-GAAP Financial Measures” below.

Our third quarter results reflect a continuation of similar macro and industry trends we have experienced throughout the year as well as ongoing challenges in our UK business, including the delayed onboarding of new volumes at SYNETIQ. Year-to-date, our consolidated revenue growth was 22.2%. We have continued to benefit from the strength in revenue per unit (“RPU”) driving year-to-date organic revenue growth of 13.2%. This top-line performance partially offset some of the cost headwinds we have been experiencing, leading to a year-to-date net income decline of 3.0% and an organic Adjusted EBITDA decline of 4.4% compared to the prior year period.

For the third quarter specifically, consolidated revenue increased 18.3% year-over-year to $497.5 million, including $36.5 million from the acquisition of SYNETIQ. Organic consolidated revenue, which excludes the impact of foreign currency and revenue from the SYNETIQ acquisition, increased 10.6% to $465.5 million, with an increase in RPU of 13.1% and a volume decrease of 2.2%. Service revenue increased by 10.8%, while vehicle and parts sales increased by 61.4%, primarily due to incremental revenue from the SYNETIQ acquisition.

The growth in RPU was driven by an increased mix of purchased vehicles, the impact of internal initiatives, which includes our ability to pass on higher costs through an increase in service fees, and a strong backdrop for used car prices in Q3. Volume in the period was negatively impacted by the expected and previously discussed volume loss from one customer, certain macro headwinds, including softness in the insurance industry Total Loss Rate, and supply-related constraints in the dealer, commercial and consumer-related markets. Regarding the total loss rate, it was relatively flat at 17.2% compared to 17.0% last quarter, but this still represented a significant decline from 19.3% in the prior year quarter. We believe this year-over-year decline has been impacted by higher used car prices which affect the insurer's decision to declare a vehicle a total loss. On the flip side, we have continued to see the benefits of strong used car prices in our RPU.

Gross profit was $160.2 million, compared to $167.8 million in Q3 last year; and gross margin was 32.2%, compared to 35.0% last quarter and 39.9% in Q3 2021. Year-over-year, 170 basis points of the decline came from an increase in the mix of purchased vehicles and parts sales, which increased to 20% of total revenue in the quarter, compared to 15% in the prior-year period. As a reminder, revenues and expenses for purchased vehicles are accounted for on a gross basis, as opposed to consignment vehicles, which are accounted for on a net basis. The remaining impact came from lower volume as well as the factors we have mentioned on our last few quarterly earnings calls; namely, higher costs in towing, labor and occupancy, market dynamics in the UK that adversely impacted purchased vehicle spreads, and the challenges we experienced with the delayed onboarding of the new volume secured by SYNETIQ. Partly offsetting these margin headwinds were labor efficiency improvements and continued strength in RPU.

SG&A expenses increased by 2.4% to $51.0 million. Adjusted SG&A expenses were relatively flat compared to last year at $47.0 million, as the incremental SG&A of SYNETIQ was largely offset by lower incentive compensation expense. SG&A for SYNETIQ for the quarter was approximately $2.2 million.

Net income was $50.3 million compared to $65.7 million in the prior year, a 23.4% decline from the prior year. Adjusted net income decreased by 14.2% to $59.9 million or $0.45 per diluted share.

Adjusted EBITDA was $113.3 million for the third quarter of 2022, compared to $121.1 million in the prior year. Excluding the impact of foreign currency and acquisitions, organic adjusted EBITDA decreased by 6.2%, driven by the factors discussed earlier, namely, the volume and margin headwinds that were partially offset by higher RPU.

Interest expense increased to $13.3 million, compared to $11.1 million in the third quarter last year.

The effective tax rate was 25.7% versus 23.2% in the third quarter last year. The year-over-year change in the effective tax rate was driven by a change in the estimate related to forecasted global income and state income taxes.

Turning now to our cash flow and balance sheet.

Capital expenditures were $60.8 million for the quarter, compared to $22.2 million in the prior year. The year-over-year increase in capital expenditures was primarily driven by the acquisition of two locations in North Carolina and Massachusetts.

During the third quarter, we did not repurchase any shares. Year-to-date we have spent $27.2 million to repurchase approximately 751,285 shares at a weighted average price of $36.25. As of October 2, 2022, we have approximately $338.8 million remaining available under our Repurchase Program.

Our balance sheet remains very strong, and we ended the quarter with total liquidity of approximately $665.4 million. We ended the period with a leverage ratio of 1.9 times compared to 1.7 times at the end of the third quarter of 2021. Net cash provided by operating activities during the third quarter of 2022 was $85.1 million, compared to $32.7 million in the prior year, primarily due to the timing of and collections of accounts receivable, partially offset by the timing of lease payments. Net cash provided by operating activities year-to-date was $315.4 million compared to $283.4 million in the prior year. Free cash flow year-to-date was $218.3 million, an increase from the prior-year period free cash flow of $203.8 million.

As noted in our earnings press release, in light of our transaction with Ritchie Bros., we are no longer providing a financial outlook for fiscal 2022.

Non-GAAP Financial Measures:

In this earnings commentary, we refer to the following financial measures that are not recognized under United States generally accepted accounting principles (“GAAP”): organic revenue and organic revenue growth, Adjusted SG&A expenses, Adjusted net income, Adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA"), organic Adjusted EBITDA, free cash flow, and leverage ratio (defined as Net Debt divided by latest twelve month’s (“LTM”) Adjusted EBITDA). Each of the non-GAAP measures disclosed in this earnings commentary should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies. Management uses these financial measures to assess the Company’s financial performance, and we believe that these measures provide useful information to investors by offering additional ways of viewing the Company’s operating results.

Additional information regarding the non-GAAP financial measures disclosed herein, and a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, is included under “Note Regarding Non-GAAP Financial Information” and “Reconciliation of GAAP to Non-GAAP Financial Information” in our third quarter 2022 earnings release available on our website at https://investors.iaai.com and filed as Exhibit 99.1 to our Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on November 7, 2022.

Forward-Looking Statements:

Certain statements contained in this communication include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements made that are not historical facts may be forward-looking statements and can be identified by words such as “should,” “may,” “will,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions. In this communication, such forward-looking statements include statements about our expectations regarding our pending merger with Ritchie Bros. Auctioneers Incorporated (“Ritchie Bros.”), the impact of macroeconomic and industry trends, our operational and strategic plans and growth expectations. Such statements are based on management’s current expectations, are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements. Risks and uncertainties related to our pending merger with Ritchie Bros. that may cause actual results to differ materially include, but are not limited to: the impact the announcement and pendency of the merger may have on our business, including potential adverse effects on partner and customer relationships, which could affect our results of operations and financial condition; the extent to which various closing conditions, including regulatory approvals and approvals by our stockholders, are satisfied; the risk that failure to complete the merger, or a delay in the completion of the merger, could negatively impact our business, results of operations, financial condition and stock price; the uncertainty of the ultimate value our stockholders will receive in connection with the merger; the extent to which various interim operating covenants, with which we will be required to comply while the merger remains pending, constrains our business operations and diverts management’s focus from our ongoing business; the possibility of adverse impacts on our ability to retain and hire key personnel during the pendency of the merger; the extent to which potential litigation filed against us or Ritchie Bros. could prevent or delay the completion of the merger or result in the payment of damages following the completion of the merger; and the extent to which provisions in the merger agreement limit our ability to pursue alternatives to the merger or discourage a potential competing acquirer of us, or result in any competing proposal being at a lower price than it might otherwise be. Additional risks and uncertainties that may cause actual results to differ materially include, but are not limited to: the impact of macroeconomic factors, including high fuel prices and rising inflation, on our revenues, gross profit and operating results; the loss of one or more significant vehicle seller customers or a reduction in significant volume from such sellers; our ability to meet or exceed customers’ demand and expectations; significant current competition and the introduction of new competitors or other disruptive entrants in our industry; the risk that our facilities lack the capacity to accept additional vehicles and our ability to obtain land or renew/enter into new leases at commercially reasonable rates; our ability to effectively maintain or update information and technology systems; our ability to implement and maintain measures to protect against cyberattacks and comply with applicable privacy and data security requirements; our ability to successfully implement our business strategies or realize expected cost savings and revenue enhancements, including from our margin expansion plan; business development activities, including acquisitions and the integration of acquired businesses, and the risks that the anticipated benefits of any acquisitions may not be fully realized or take longer to realize than expected; our expansion into markets outside the U.S. and the operational, competitive and regulatory risks facing our non-U.S. based operations; our reliance on subhaulers and trucking fleet operations; changes in used-vehicle prices and the volume of damaged and total loss vehicles we purchase; economic conditions, including fuel prices, commodity prices, foreign exchange rates and interest rate fluctuations; trends in new- and used-vehicle sales and incentives; uncertainties regarding the impact of possible future surges of COVID-19 infections or other pandemics, epidemics or infectious disease outbreaks on our business operations or the operations of our customers; and other risks and uncertainties identified in our filings with the Securities and Exchange Commission (the “SEC”), including under "Risk Factors" in our Form 10-K for the year ended January 2, 2022 filed with the SEC on February 28, 2022 and Item 1A “Risk Factors” in our Quarterly Report on Form 10-Q filed with the SEC on May 10, 2022. Other risks and uncertainties that are not presently known to us or that we currently deem immaterial may also affect our business or operating results. The forward-looking statements included in this release are made as of the date hereof, and we undertake no obligation to publicly update or revise any forward-looking statement to reflect new information or events, except as required by law.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

Important Additional Information and Where to Find It

In connection with the proposed transaction, RBA expects to file with the SEC and applicable Canadian securities regulatory authorities a registration statement on Form S-4 to register the common shares of RBA to be issued in connection with the proposed transaction. The registration statement will include a joint proxy statement/prospectus which will be sent to the stockholders of RBA and the Company seeking their approval of their respective transaction-related proposals. Each of RBA and the Company may also file other relevant documents with the SEC and/or applicable Canadian securities regulatory authorities regarding the proposed transaction. This document is not a substitute for the proxy statement/prospectus or registration statement or any other document that RBA or the Company may file with the SEC and/or applicable Canadian securities regulatory authorities. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE RELATED JOINT PROXY STATEMENT/PROSPECTUS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC AND APPLICABLE CANADIAN SECURITIES REGULATORY AUTHORITIES IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/PROSPECTUS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT RBA, THE COMPANY AND THE PROPOSED TRANSACTION.

Investors and security holders may obtain copies of these documents (when they are available) free of charge through the website maintained by the SEC at www.sec.gov, SEDAR at www.sedar.com or from RBA at its website, investor.ritchiebros.com, or from the Company at its website, investors.iaai.com. Documents filed with the SEC and applicable Canadian securities regulatory authorities by RBA (when they are available) will be available free of charge by accessing RBA’s website at investor.ritchiebros.com under the heading Financials/SEC Filings, or, alternatively, by directing a request by telephone or mail to RBA at 9500 Glenlyon Parkway, Burnaby, BC, V5J 0C6, Canada, and documents filed with the SEC by the Company (when they are available) will be available free of charge by accessing the Company’s website at investors.iaai.com or by contacting the Company’s Investor Relations at investors@iaai.com.

Participants in the Solicitation

RBA and the Company and certain of their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of RBA and the Company in respect of the proposed transaction under the rules of the SEC. Information about RBA’s directors and executive officers is available in RBA’s definitive proxy statement on Schedule 14A for its 2022 Annual Meeting of Shareholders, which was filed with the SEC and applicable Canadian securities regulatory authorities on March 15, 2022, and certain of its Current Reports on Form 8-K. Information about the Company’s directors and executive officers is available in the Company’s definitive proxy statement on Schedule 14A for its 2022 Annual Meeting of Stockholders, which was filed with the SEC on May 2, 2022, and certain of its Current Reports on Form 8-K. Other information regarding persons who may be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC and applicable Canadian securities regulatory authorities regarding the proposed transaction when they become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from RBA or the Company free of charge using the sources indicated above.

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